April 29, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

     As Vice President, Associate General Counsel and Secretary of McDonnell Douglas Corporation ("MDC"), I am of the opinion that the 75,000 shares of common stock, $1.00 par value, of MDC ("Common Stock") (including the Preferred Stock Purchase Rights attached thereto) registered pursuant to the Registration Statement on Form S-8 in connection with which this opinion is filed as an exhibit, when offered and sold pursuant to the Employee Savings Plan of McDonnell Douglas Corporation - Component Plan ("Plan") will be validly issued and outstanding, fully paid and non-assessable. I am further of the opinion that interests in the Plan when offered and sold will be legally issued, fully paid and non-assessable in accordance with the provisions of the Plan.

         I hereby consent to the use of this opinion as Exhibit 5 to the above-mentioned Registration Statement.



                                      Very truly yours,



                                        /s/ Steven N. Frank
                                       ----------------------------------------
                                       Steven N. Frank
                                       Vice President, Associate General Counsel
                                       and Secretary